07-21-2000

                                 VANGUARD FUNDS
                               MULTIPLE CLASS PLAN

I.       INTRODUCTION
         ------------

     This Multiple Class Plan (the "Plan") describes four separate classes of shares that may be offered by investment company members of The Vanguard Group (collectively the "Funds," individually a "Fund"). The Plan explains the separate arrangements for each class, how expenses are allocated to each class, and the conversion features of each class. Each Fund may offer any one or more of the specified classes.

     The Plan has been approved by the Board of Directors of The Vanguard Group ("Vanguard"). In addition, the Plan has been adopted by a majority of the Board of Trustees of each Fund, including a majority of the Trustees who are not interested persons of each Fund. The classes of shares offered by each Fund are designated in Schedule A hereto, as such Schedule may be amended from time to time.

II.      SHARE CLASSES
         -------------

     A Fund may offer any one or more of the following share classes:

                                 Investor Shares
                                 Admiral Shares
                              Institutional Shares
                                  VIPER Shares

If a Fund has not previously issued separate classes of shares, all of its currently outstanding shares will be designated as Investor Shares, except as otherwise provided in Schedule A hereto. Currently outstanding shares of other Funds will continue to be designated as Investor Shares or Institutional Shares, as appropriate.

III.     DISTRIBUTION AND ELIGIBILITY
         ----------------------------

     Distribution arrangements will be the same for all classes, although eligibility requirements for purchasing shares of each class will differ, as follows:

         A.       INVESTOR SHARES

               Investor Shares will be available to investors who are not permitted to purchase other classes of shares, subject to the eligibility requirements specified in Schedule B hereto, as such Schedule may be amended from time to time. It is expected that the minimum investment amount for Investor Shares will be substantially lower than the amount required for any other class of the Fund's shares.

         B.       ADMIRAL SHARES

                  Admiral Shares will be available to investors who meet the eligibility requirements specified in Schedule B hereto, as such Schedule may be amended from time to time. These eligibility requirements may take into account: (i) the amount of an investment in the Fund; (ii) the length of time that a Fund account has been maintained; and (iii) whether the investor has registered for on-line access to the Fund account through Vanguard's web site.

         C.       INSTITUTIONAL SHARES

                  Institutional Shares will be available to investors who meet the eligibility requirements specified in Schedule B hereto, as such Schedule may be amended from time to time. It is expected that the minimum investment amount for Institutional Shares will be substantially higher than the amount required for any other class of the Fund's shares.

         D.       VIPER SHARES

                  VIPER Shares will be available to investors that are (or who purchase through) Authorized DTC Participants, and who pay for their VIPER shares by depositing a prescribed basket of securities rather than paying cash. An Authorized DTC Participant is an institution, usually a broker-dealer, that is a participant in the Depository Trust Company (DTC) and that has executed a Participant Agreement with the Fund's distributor.

IV.      SERVICE ARRANGEMENTS
         --------------------

     All share classes will receive a range of services provided by Vanguard on a per account basis. These "account-based" services may include transaction processing and shareholder recordkeeping, as well as the mailing of updated prospectuses, shareholder reports, tax statements, confirmation statements, quarterly portfolio summaries, and other items. It is expected that the aggregate amount of account-based services provided to Investor Shares will materially exceed the amount of such services provided to any other class, due to the existence of many more accounts holding Investor Shares. In addition to this difference in the volume of services provided, arrangements will differ among the classes as follows:

         A.       INVESTOR SHARES

                  Investor Shares will receive the most basic level of service from Vanguard. In general, Investor Shares will be serviced through a pool of Vanguard client service representatives. Investor Shares held through an employee benefit plan may receive VISTA recordkeeping and participant education services from Vanguard.

         B.       ADMIRAL SHARES

               Admiral Shares will receive a higher level of service from Vanguard as compared to Investor Shares. Special client service representatives will be assigned to service Admiral Shares, and holders of such shares from time to time may receive special mailings from Vanguard and unique additional services, as well as discounts on certain financial services provided by Vanguard and its affiliates.

               Admiral Shares are not eligible to receive VISTA recordkeeping or participant education services.

         C.       INSTITUTIONAL SHARES

               Institutional Shares will receive the highest level of service from Vanguard as compared to any other share classes. Special client service representatives will be assigned to service Institutional
          Shares, and most holders of such shares periodically will receive special updates from Vanguard's investment staff. Holders of Institutional Shares may receive unique additional services from Vanguard, and generally will be permitted to transact with Vanguard through the National Securities Clearing Corporation's FundSERV system and other special servicing platforms for institutional investors.

               Institutional Shares generally are not eligible to receive VISTA recordkeeping or participant education services.

         D.       VIPER SHARES

               The Fund will maintain only one shareholder of record for VIPER Shares--DTC or its nominee. Special client service representatives will be assigned to the DTC account, and all transactions on this account will be handled electronically. Due to the nature and purpose of the DTC account, VIPER Shares will not receive any special updates from Vanguard's investment staff.

               VIPER Shares are not eligible to receive VISTA recordkeeping or participant education services.

V.       CONVERSION FEATURES
         -------------------

         A.       VOLUNTARY CONVERSIONS

                           1. CONVERSION INTO INVESTOR  SHARES.  An investor may
                  convert Admiral Shares or Institutional Shares into Investor Shares, provided that following the conversion the investor:
                  (i) meets the then applicable eligibility requirements for Investor Shares; and (ii) receives services consistent with Investor Shares. Any such conversion will occur at the respective net asset values of the share classes next calculated after Vanguard's receipt of the investor's request in good order.

                           2. CONVERSION  INTO ADMIRAL  SHARES.  An investor may
                  convert Investor Shares or Institutional Shares into Admiral Shares (if available), provided that following the conversion the investor: (i) meets the then applicable eligibility requirements for Admiral Shares; and (ii) receives services consistent with Admiral Shares. Any such conversion will occur at the respective net asset values of the share classes next calculated after Vanguard's receipt of the investor's request in good order.

                         3. CONVERSION INTO  INSTITUTIONAL  SHARES.  An investor
                    may convert Investor Shares or Admiral Shares into Institutional Shares (if available), provided that following the conversion the investor: (i) meets the then applicable eligibility requirements for Institutional Shares; and (ii) receives services consistent with Institutional Shares. Any such conversion will occur at the respective net asset values of the share classes next calculated after Vanguard's receipt of the investor's request in good order.

                         4.  CONVERSION  INTO  VIPER  SHARES.  An  investor  may
                    convert Investor Shares, Admiral Shares, or Institutional Shares into VIPER Shares (if available), provided that: (i) the shares to be converted are not held through an employee benefit plan; and (ii) following the conversion, the investor will hold VIPER Shares through a brokerage account. Any such conversion will occur at the respective net asset values of the share classes next calculated after Vanguard's receipt of the investor's request in good order. Vanguard or the Fund may charge an administrative fee to process conversion transactions.

         B.       INVOLUNTARY CONVERSIONS AND CASH OUTS

                         1. CASH OUTS.  If an investor in any class of shares no
                    longer meets the eligibility requirements for such shares, the Fund may cash out the investor's remaining account balance. Any such cash out will be preceded by written notice to the investor and will be subject to the Fund's normal redemption fees, if any.

                         2. CONVERSION OF ADMIRAL SHARES. If an investor no longer meets the eligibility requirements for Admiral Shares, the Fund may convert the investor's Admiral Shares into Investor Shares. Any such conversion will be preceded by written notice to the investor, and will occur at the respective net asset values of the share classes without the imposition of any sales load, fee, or other charge.

                         3. CONVERSION OF INSTITUTIONAL  SHARES.  If an investor
                    no longer meets the eligibility requirements for Institutional Shares, the Fund may convert the investor's Institutional Shares into Admiral Shares (or into Investor Shares if the investor does not meet the eligibility requirements for Admiral Shares). Any such conversion will be preceded by written notice to the investor, and will occur at the respective net asset values of the share classes without the imposition of any sales load, fee, or other charge.

VI.      EXPENSE ALLOCATION AMONG CLASSES
         --------------------------------

         A.       BACKGROUND

               Vanguard is a jointly-owned subsidiary of the Funds. Vanguard provides the Funds, on an at-cost basis, virtually all of their corporate management, administrative and distribution services. Vanguard also may provide investment advisory services on an at-cost basis to the Funds. Vanguard was established and operates pursuant to a Funds' Service Agreement between itself and the Funds (the "Agreement"), and pursuant to certain exemptive orders granted by the U.S. Securities and Exchange Commission ("Exemptive Orders"). Vanguard's direct and indirect expenses of providing corporate management, administrative and distribution services to the Funds are allocated among such funds in accordance with methods specified in the Agreement.

         B.       CLASS SPECIFIC EXPENSES

                    1. Expenses for Account-Based Services.  Expenses associated with Vanguard's provision of account-based services to the Fund will be allocated among the share classes on the basis of the amount incurred by each such class as follows:

                                    (a) ACCOUNT MAINTENANCE  EXPENSES.  Expenses
                           associated with the maintenance of investor accounts will be proportionately allocated among the Fund's share classes based upon a monthly determination of the costs to service each class of shares. Factors considered in this determination are (i) the percentage of total shareholder accounts represented by each class; (ii) the percentage of total account transactions performed by Vanguard for each class; and (iii) the percentage of new accounts opened for each class.

                                    (b)    EXPENSES    OF   SPECIAL    SERVICING
                           ARRANGEMENTS. Expenses relating to any special servicing arrangements for a specific class will be allocated entirely to that class.

                                    (c)   LITERATURE   PRODUCTION   AND  MAILING
                           EXPENSES. Expenses associated with shareholder reports, proxy materials and other literature will be allocated among the Fund's share classes based upon the number of such items produced and mailed for each class.

                    2. OTHER CLASS SPECIFIC  EXPENSES.  Expenses for the primary benefit of a particular share class will be allocated to that share class. Such expenses would include any legal fees attributable to a particular class.

         C.       FUND-WIDE EXPENSES

                    1. MARKETING AND DISTRIBUTION EXPENSES.  Expenses associated with Vanguard's marketing and distribution activities will be allocated among the Funds and their separate share classes according to the "Vanguard Modified Formula," with each share class treated as if it were a separate Fund. The Vanguard Modified Formula, which is set forth in the Agreement and in certain of the SEC Exemptive Orders, has been deemed an appropriate allocation methodology by each Fund's Board of Trustees under paragraph (c)(1)(v) of Rule 18f-3 under the Investment Company Act of 1940.

                    2. ASSET MANAGEMENT EXPENSES. Expenses associated with management of a Fund's assets (including all advisory, tax preparation and custody fees) will be allocated among the Fund's share classes on the basis of their relative net assets.

                    3.  OTHER  FUND  EXPENSES.   Any  other  Fund  expenses  not
               described above will be allocated among the share classes on the basis of their relative net assets.

VII.     ALLOCATION OF INCOME, GAINS AND LOSSES
         --------------------------------------

         Income, gains and losses will be allocated among the Fund's share classes on the basis of their relative net assets. As a result of differences in allocated expenses, it is expected that the net income of, and dividends payable to, each class of shares will vary. Dividends and distributions paid to each class of shares will be calculated in the same manner, on the same day and at the same time.

VIII.    VOTING AND OTHER RIGHTS
         -----------------------

         Each share class will have: (i) exclusive voting rights on any matter submitted to shareholders that relates solely to its service or distribution arrangements; and (ii) separate voting rights on any matter submitted to shareholders in which the interests of one class differ from the interests of the other class; and (iii) in all other respects the same rights, obligations and privileges as each other, except as described in the Plan.

II.      AMENDMENTS
         ----------

         All material amendments to the Plan must be approved by a majority of the Board of Trustees of each Fund, including a majority of the Trustees who are not interested persons of the Fund. In addition, any material amendment to the Plan must be approved by the Board of Directors of Vanguard.

                                                                      07-21-2000

                                   SCHEDULE A

                                       TO

                       VANGUARD FUNDS MULTIPLE CLASS PLAN

Note: This Schedule reflects multiple class arrangements approved by the Boards of Directors/Trustees of Vanguard and the Vanguard Funds on July 21, 2000. Classes not previously in existence as of that date will be implemented in the normal course of business.

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VANGUARD FUND                                   SHARE CLASSES OFFERED
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Vanguard Admiral Funds

o   Short-Term Treasury Fund                    Investor
o   Intermediate-Term Treasury Fund             Investor
o   Long-Term Treasury Fund                     Investor
o   Treasury Money Market Fund                  Investor

Vanguard Balanced Index Fund                    Investor, Admiral

Vanguard Bond Index Funds

o   Short-Term Bond Index Fund                  Investor, Admiral
o   Intermediate-Term Bond Index Fund           Investor, Admiral
o   Long-Term Bond Index Fund                   Investor
o   Total Bond Market Index Fund                Investor, Admiral, Institutional

Vanguard California Tax-Exempt Funds

o   Tax-Exempt Money Market Fund                Investor
o   Insured Intermediate-Term Tax-Exempt Fund   Investor, Admiral
o   Insured Long-Term Tax-Exempt Fund           Investor, Admiral

Vanguard Convertible Securities Fund            Investor

Vanguard Explorer Fund                          Investor, Admiral

Vanguard Fenway Funds

o   Equity Income Fund                          Investor, Admiral
o   Growth Equity Fund                          Investor

Vanguard Fixed Income Securities Funds

o   Short-Term Treasury Fund                    Investor, Admiral
o   Short-Term Federal Fund                     Investor, Admiral
o   Short-Term Corporate Fund                   Investor, Admiral, Institutional
o   Intermediate-Term Treasury Fund             Investor, Admiral
o   Intermediate-Term Corporate Fund            Investor, Admiral
o   GNMA Fund                                   Investor, Admiral
o   Long-Term Treasury Fund                     Investor, Admiral
o   Long-Term Corporate Fund                    Investor, Admiral
o   High Yield Corporate Fund                   Investor, Admiral
o   Inflation-Protected Securities Fund         Investor

Vanguard Florida Insured Tax-Exempt Fund        Investor

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VANGUARD FUND                                   SHARE CLASSES OFFERED
--------------------------------------------------------------------------------

Vanguard Horizon Funds

o   Aggressive Growth Fund                      Investor
o   Capital Opportunity Fund                    Investor, Admiral
o   Global Asset Allocation Fund                Investor
o   Global Equity Fund                          Investor

Vanguard Index Trust

o   500 Index Fund                              Investor, Admiral, VIPER
o   Extended Market Index Fund                  Investor, Admiral, Institutional, VIPER
o   Growth Index Fund                           Investor, Admiral, Institutional, VIPER
o   Mid-Cap Index Fund                          Investor, Institutional, VIPER
o   Small-Cap Growth Index Fund                 Investor, Institutional, VIPER
o   Small-Cap Index Fund                        Investor, Admiral, Institutional, VIPER
o   Small-Cap Value Index Fund                  Investor, Institutional, VIPER
o   Total Stock Market Index Fund               Investor, Admiral, Institutional, VIPER
o   Value Index Fund                            Investor, Admiral, Institutional, VIPER

Vanguard International Equity Index Funds

o   Emerging Markets Stock Index Fund           Investor, Admiral, Institutional
o   European Stock Index Fund                   Investor, Admiral, Institutional
o   Pacific Stock Index Fund                    Investor, Admiral, Institutional

Vanguard Malvern Funds

o   Asset Allocation Fund                       Investor, Admiral
o   U.S. Value Fund                             Investor

Vanguard Massachusetts Tax-Exempt Fund          Investor

Vanguard Money Market Reserves

o   Prime Money Market Fund                     Investor, Institutional
o   Federal Money Market Fund                   Investor

Vanguard Morgan Growth Fund                     Investor, Admiral

Vanguard Municipal Bond Funds

o   Short-Term Tax-Exempt Fund                  Investor, Admiral
o   Limited-Term Tax-Exempt Fund                Investor, Admiral
o   Intermediate-Term Tax-Exempt Fund           Investor, Admiral
o   Insured Long-Term Tax-Exempt Fund           Investor, Admiral
o   Long-Term Tax-Exempt Fund                   Investor, Admiral
o   High Yield Tax-Exempt Fund                  Investor, Admiral

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VANGUARD FUND                                   SHARE CLASSES OFFERED
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Vanguard New Jersey Tax-Exempt Funds

o   Tax-Exempt Money Market Fund                Investor
o   Insured Long-Term Tax-Exempt Fund           Investor, Admiral

Vanguard New York Tax-Exempt Funds

o   Tax-Exempt Money Market Fund                Investor
o   Insured Long-Term Tax-Exempt Fund           Investor, Admiral

Vanguard Ohio Tax-Exempt Funds

o   Tax-Exempt Money Market Fund                Investor
o   Insured Long-Term Tax-Exempt Fund           Investor

Vanguard Pennsylvania Tax-Exempt Funds

o   Tax-Exempt Money Market  Fund               Investor
o   Insured Long-Term Tax-Exempt Fund           Investor, Admiral

Vanguard Preferred Stock Fund                   Investor

Vanguard PRIMECAP Fund                          Investor, Admiral

Vanguard Quantitative Funds

o   Growth and Income Fund                      Investor, Admiral

Vanguard Specialized Funds

o   Energy Fund                                 Investor
o   Gold and Precious Metals Fund               Investor
o   Health Care Fund                            Investor, Admiral
o   Utilities Income Fund                       Investor
o   REIT Index Fund                             Investor

Vanguard Tax-Managed Funds

o   Tax-Managed Balanced Fund                   Investor
o   Tax-Managed Capital Appreciation Fund       Investor, Admiral, Institutional
o   Tax-Managed Growth and Income Fund          Investor, Admiral, Institutional
o   Tax-Managed International Fund              Investor, Institutional
o   Tax-Managed Small-Cap Fund                  Investor, Institutional

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VANGUARD FUND                                        SHARE CLASSES OFFERED
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Vanguard Treasury Funds

o   Treasury Money Market Fund                  Investor

Vanguard Trustees' Equity Fund

o   International Value Fund                    Investor, Admiral

Vanguard Wellesley Income Fund                  Investor, Admiral

Vanguard Wellington Fund                        Investor, Admiral

Vanguard Whitehall Funds

o   Selected Value Fund                         Investor

Vanguard Windsor Funds

o   Windsor Fund                                Investor, Admiral
o   Windsor II                                  Investor, Admiral

Vanguard World Funds

o   U.S. Growth Fund                            Investor, Admiral
o   International Growth Fund                   Investor, Admiral
o   Calvert Social Index Fund                   Investor, Institutional

Vanguard Variable Insurance Funds

o   Balanced Portfolio                          Investor
o   Diversified Value Portfolio                 Investor
o   Equity Income Portfolio                     Investor
o   Equity Index Portfolio                      Investor
o   Growth Portfolio                            Investor
o   High-Grade Bond Portfolio                   Investor
o   High Yield Bond Portfolio                   Investor
o   International Portfolio                     Investor
o   Mid-Cap Index Portfolio                     Investor
o   Money Market Portfolio                      Investor
o   REIT Index Portfolio                        Investor
o   Short-Term Corporate Portfolio              Investor
o   Small Company Growth Portfolio              Investor

                                                                      07-21-2000

                                   SCHEDULE B

                                       TO

                       VANGUARD FUNDS MULTIPLE CLASS PLAN

Note: This Schedule reflects class eligibility requirements approved by the Boards of Directors/Trustees of Vanguard and the Vanguard Funds on July 21, 2000. Classes not previously in existence as of that date will be implemented in the normal course of business.

INVESTOR SHARES - ELIGIBILITY REQUIREMENTS
------------------------------------------

Investor Shares require a minimum initial investment and ongoing account balance of $3,000 ($1,000 for IRAs and UGMA accounts), subject to the following exceptions:

o   Vanguard Admiral Funds-$50,000 minimum amount for Investor Shares

o   Vanguard Capital Opportunity Fund-$10,000 minimum amount for Investor Shares

o   Vanguard PRIMECAP Fund-$10,000 minimum amount for Investor Shares

o   Vanguard STAR Fund-$1,000 minimum amount for Investor Shares

o   Vanguard Tax-Managed Funds-$10,000 minimum amount for Investor Shares

ADMIRAL SHARES - ELIGIBILITY REQUIREMENTS
-----------------------------------------

Admiral Shares require a minimum initial investment and ongoing account balance of $250,000, subject to the following exceptions:

o Loyalty exception - The minimum amount for Admiral Shares is $150,000 if the investor has maintained an account in the applicable Fund for 3 years and $50,000 if the investor has maintained an account in the applicable Fund for 10 years, subject to administrative policies developed by Vanguard to exclude costly accounts. To take advantage of the loyalty exception, an investor must be registered for on-line access to their Fund account through vanguard.com.

o Financial intermediary exception - Admiral Shares are not available to financial intermediaries who would meet the eligibility requirements by aggregating the holdings of underlying investors. However, financial intermediaries may purchase Admiral Shares on behalf of any underlying investor whose investment individually meets the $250,000 minimum amount if they comply with Vanguard's procedures for identifying such accounts.

o VISTA exception - Admiral Shares are not available to participants in employee benefit plans that utilize Vanguard's VISTA system for plan recordkeeping.

o 403(b)(7) custodial account exception - Admiral Shares are not available to 403(b)(7) custodial acccounts.

INSTITUTIONAL SHARES - ELIGIBILITY REQUIREMENTS
------------------------------------------------

Institutional Shares require a minimum initial investment and ongoing account balance of $10,000,000, subject to the following exceptions:

o Vanguard Short-Term Corporate Fund - $50,000,000 minimum amount for Institutional Shares

o Financial intermediary exception - Institutional Shares are not available to financial intermediaries who would meet the eligibility requirements by aggregating the holdings of underlying investors.

o VISTA exception - Institutional Shares are not available to participants in employee benefit plans that utilize Vanguard's VISTA system for plan recordkeeping. However, Vanguard may determine to waive this rule for investors whose aggregate assets with the Vanguard Funds are expected to generate substantial economies in the servicing of their accounts.

VIPER SHARES - ELIGIBILITY REQUIREMENTS
---------------------------------------

The eligibility requirements for VIPER Shares will be set forth in the Fund's Registration Statement. To be eligible to purchase VIPER Shares directly from a Fund, an investor must be (or must purchase through) an Authorized DTC Participant, as defined in Paragraph III.D of the Multiple Class Plan. Investors purchasing VIPER Shares from a Fund must purchase a minimum number of shares, known as a Creation Unit. The number of VIPER Shares in a Creation Unit will vary from Fund to Fund, and will be set forth in the relevant prospectus. The value of a Fund's Creation Unit will vary with the net asset value of the Fund's VIPER Shares, but is expected to be several million dollars. An eligible investor generally must purchase a Creation Unit by depositing a prescribed basket of securities with the Fund, rather than paying cash.

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